4:

Proxy Voting Results

Series Broad Market Opportunities Fund:

A special meeting of the fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	4,660,446,788.00	93.389
Withheld	329,898,915.93	6.611
TOTAL	4,990,345,703.93	100.000
Albert R. Gamper, Jr.
Affirmative	4,697,750,297.49	94.137
Withheld	292,595,406.44	5.863
TOTAL	4,990,345,703.93	100.000
Abigail P. Johnson
Affirmative	4,656,658,858.01	93.313
Withheld	333,686,845.92	6.687
TOTAL	4,990,345,703.93	100.000
Arthur E. Johnson
Affirmative	4,686,159,283.49	93.905
Withheld	304,186,420.44	6.095
TOTAL	4,990,345,703.93	100.000
Michael E. Kenneally
Affirmative	4,709,830,377.70	94.379
Withheld	280,515,326.23	5.621
TOTAL	4,990,345,703.93	100.000
James H. Keyes
Affirmative	4,703,388,873.28	94.250
Withheld	286,956,830.65	5.750
TOTAL	4,990,345,703.93	100.000
Marie L. Knowles
Affirmative	4,693,994,899.89	94.062
Withheld	296,350,804.04	5.938
TOTAL	4,990,345,703.93	100.000
Kenneth L. Wolfe
Affirmative	4,685,695,252.60	93.895
Withheld	304,650,451.33	6.105
TOTAL	4,990,345,703.93	100.000
A Denotes trust-wide proposal and voting results.

Proxy Voting Results

Asset Manager 20%, Asset Manager 30%, Asset Manager 40%, Asset Manager 50%, Asset Manager 60%, Asset Manager 70%, and Asset Manager 85% Funds:

A special meeting of each fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	4,660,446,788.00	93.389
Withheld	329,898,915.93	6.611
TOTAL	4,990,345,703.93	100.000
Albert R. Gamper, Jr.
Affirmative	4,697,750,297.49	94.137
Withheld	292,595,406.44	5.863
TOTAL	4,990,345,703.93	100.000
Abigail P. Johnson
Affirmative	4,656,658,858.01	93.313
Withheld	333,686,845.92	6.687
TOTAL	4,990,345,703.93	100.000
Arthur E. Johnson
Affirmative	4,686,159,283.49	93.905
Withheld	304,186,420.44	6.095
TOTAL	4,990,345,703.93	100.000
Michael E. Kenneally
Affirmative	4,709,830,377.70	94.379
Withheld	280,515,326.23	5.621
TOTAL	4,990,345,703.93	100.000
James H. Keyes
Affirmative	4,703,388,873.28	94.250
Withheld	286,956,830.65	5.750
TOTAL	4,990,345,703.93	100.000
Marie L. Knowles
Affirmative	4,693,994,899.89	94.062
Withheld	296,350,804.04	5.938
TOTAL	4,990,345,703.93	100.000
Kenneth L. Wolfe
Affirmative	4,685,695,252.60	93.895
Withheld	304,650,451.33	6.105
TOTAL	4,990,345,703.93	100.000
PROPOSAL 3

For Fidelity Asset Manager 50%, a shareholder proposal concerning "procedures to prevent holding investments in companies that, in the judgement of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights."

	# of Votes	% of Votes
Affirmative	539,153,192.91	20.836
Against	1,835,063,285.57	70.918
Abstain	99,089,558.45	3.830
Broker Non-Votes	114,273,518.88	4.416
TOTAL	2,587,579,555.81	100.000
PROPOSAL 3

For Fidelity Asset Manager 70%, a shareholder proposal concerning "procedures to prevent holding investments in companies that, in the judgement of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights."

	# of Votes	% of Votes
Affirmative	194,624,056.06	22.806
Against	548,661,062.57	64.291
Abstain	49,188,619.67	5.764
Broker Non-Votes	60,927,022.52	7.139
TOTAL	853,400,760.82	100.000
A Denotes trust-wide proposal and voting results.